As filed with the Securities and Exchange Commission on September 13, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0882793
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3043 Townsgate Road

Westlake Village, California 91361

Phone: (818) 224-7442

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

PennyMac Financial Services, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

Jeffrey P. Grogin

Chief Administrative and Legal Officer and Secretary

3043 Townsgate Road

Westlake Village, California 91361

Phone: (818) 224-7442

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Timothy R. Rupp

Morgan, Lewis & Bockius LLP

600 Anton Boulevard, 18th Floor

Costa Mesa, California 92626

(714) 830-0600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock	3,966,072(2)	$16.67(3)	$66,114,421	$6,658

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) that become issuable under the Registrant’s 2013 Equity Incentive Plan (the “2013 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s Class A Common Stock.

(2)

Represents shares of Class A Common Stock of the Registrant available for issuance pursuant to an “evergreen” provision in the 2013 Plan but not yet issued as of the date of this registration statement.

(3)

Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on September 8, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by PennyMac Financial Services, Inc. (the “Registrant”) for the purpose of registering an additional 3,966,072 shares of Class A common stock, par value $0.0001 per share, of the Registrant (the “Class A Common Stock”) that have become available for issuance pursuant to the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan (the “2013 Plan”).  1,322,024 of these shares became available on January 1, 2014, 1,322,024 of these shares became available on January 1, 2015, and 1,322,024 of these shares became available on January 1, 2016, in each case pursuant to an “evergreen” provision in the 2013 Plan that automatically increases on the first day of each calendar year the number of shares of Class A Common Stock authorized for issuance under the 2013 Plan by an amount equal to the least of (i) 1.75% of outstanding Class A Common Stock on a fully diluted basis as of the end of the immediately preceding calendar year, (ii) 1,322,024 shares, and (iii) any lower amount determined by the Registrant’s board of directors.  These shares are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-188929) was filed with the Securities and Exchange Commission (the “Commission”) on May 30, 2013 (the “Prior Registration Statement”).

In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)                                 the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 10, 2016;

(b)                                 the Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 9, 2016 and August 9, 2016;

(c)                                  the Registrant’s Current Reports on Form 8-K filed with the Commission on March 3, 2016, April 6, 2016, May 16, 2016 (Item 8.01 only), May 19, 2016 (Item 5.07 only), June 17, 2016, August 23, 2016, August 29, 2016 and September 13, 2016 (Item 1.01 only); and

(d)                                 the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35916) filed with the Commission on May 8, 2013, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.           Exhibits

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of PennyMac Financial Services, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on May 14, 2013).

4.2	Amended and Restated Bylaws of PennyMac Financial Services, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on August 19, 2013).

4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Amendment No. 4 to Form S-1 Registration Statement filed on April 29, 2013).

4.4	PennyMac Financial Services, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on May 14, 2013).

4.5

PennyMac Financial Services, Inc. 2013 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement for Non-Employee Directors (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on May 16, 2013).

4.6

PennyMac Financial Services, Inc. 2013 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement for Executive Officers (incorporated by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed on November 6, 2015).

4.7

PennyMac Financial Services, Inc. 2013 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement for Other Eligible Participants (incorporated by reference to Exhibit 10.10 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed on November 6, 2015).

4.8

PennyMac Financial Services, Inc. 2013 Equity Incentive Plan Form of Stock Option Award Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on June 17, 2013).

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page hereto).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westlake Village, State of California, on September 12, 2016.

PENNYMAC FINANCIAL SERVICES, INC.

By:	/s/ Jeffrey P. Grogin
Name:	Jeffrey P. Grogin
Title:	Chief Administrative and Legal Officer
and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stanford L. Kurland and Jeffrey P. Grogin, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Stanford L. Kurland		September 12, 2016
Stanford L. Kurland	Chief Executive Officer and Director
(principal executive officer)

/s/ Anne D. McCallion		September 12, 2016
Anne D. McCallion	Chief Financial Officer
(principal financial officer)

/s/ Gregory L. Hendry		September 12, 2016
Gregory L. Hendry	Chief Accounting Officer
(principal accounting officer)

/s/ David A. Spector		September 12, 2016
David A. Spector	Director

4

Name	Title	Date

/s/ Matthew Botein		September 12, 2016
Matthew Botein	Director

/s/ James K. Hunt		September 12, 2016
James K. Hunt	Director

/s/ Patrick Kinsella		September 12, 2016
Patrick Kinsella	Director

/s/ Joseph Mazzella		September 12, 2016
Joseph Mazzella	Director

/s/ Farhad Nanji		September 12, 2016
Farhad Nanji	Director

/s/ Mark Wiedman		September 12, 2016
Mark Wiedman	Director

/s/ Emily Youssouf		September 12, 2016
Emily Youssouf	Director

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of PennyMac Financial Services, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on May 14, 2013).

4.2	Amended and Restated Bylaws of PennyMac Financial Services, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on August 19, 2013).

4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Amendment No. 4 to Form S-1 Registration Statement filed on April 29, 2013).

4.4	PennyMac Financial Services, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on May 14, 2013).

4.5

PennyMac Financial Services, Inc. 2013 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement for Non-Employee Directors (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on May 16, 2013).

4.6

PennyMac Financial Services, Inc. 2013 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement for Executive Officers (incorporated by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed on November 6, 2015).

4.7

PennyMac Financial Services, Inc. 2013 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement for Other Eligible Participants (incorporated by reference to Exhibit 10.10 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed on November 6, 2015).

4.8

PennyMac Financial Services, Inc. 2013 Equity Incentive Plan Form of Stock Option Award Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on June 17, 2013).

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page hereto).